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                                                               Exhibit 2.4.2

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT is made this 31st day of December, 1998 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, for and on behalf of its Developmental Properties Account ("MetLife"), DPA/GATEWAY LIMITED PARTNERSHIP ("DPA Gateway"), CORPORATE ACQUISITIONS, INC., a Delaware corporation ("Assignor") and COPT GATEWAY, LLC, a Maryland limited liability company ("Gateway") and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("COP LP").

         WHEREAS, MetLife and Assignor entered into that certain Purchase and Sale Agreement of even date herewith (the "Agreement"), which Agreement was joined in for the limited purposes set forth therein by DPA Gateway, Anchor Title Company, M.O.R. 44 Gateway Associates Limited Partnership ("MOR") and COP LP;

         WHEREAS, Assignor has assigned its interest in the Agreement to Gateway and COP LP pursuant to an Assignment and Assumption of Purchase and Sale Agreement of even date herewith; and

         WHEREAS, the parties hereto desire to revise the Agreement as set forth below.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MetLife, DPA Gateway, Assignor, Gateway and COP LP hereby agree as follows:

         1. Exhibit A to the Agreement, and Exhibit A to Exhibit D of the Agreement (collectively, the "Incorrect Exhibits"), are both hereby deleted and replaced in their entirety with Exhibit A, attached hereto (the "Corrected Exhibit"). From and after the date hereof, all references in the Agreement to Exhibit A shall be deemed to refer to the Corrected Exhibit.

         2. Schedule 1 to the Agreement, and Schedule 1 to Exhibit D of the Agreement (collectively, the "Former Lease Schedule"), are both hereby deleted and replaced in their entirety with Schedule 1, attached hereto (the "Replacement Lease Schedule"). From and after the date hereof, all references in the Agreement to Schedule 1 shall be deemed to refer to the Replacement Lease Schedule.

         3. Notwithstanding anything to the contrary set forth in the Agreement, the term "Purchase Price" as used in the Agreement shall mean the sum of Eighteen Million Eight Hundred Fifty Thousand Dollars ($18,850,000.00).


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         4. The following language is hereby inserted before the last sentence of Section 7.9 of the Agreement:

         In this regard MetLife agrees to make an election under Section 754 of the Internal Revenue Code to step up the basis of the assets of DPA Gateway and Gateway 44 to an amount equal to the Purchase Price hereunder on the final tax returns of each of the Partnerships. Buyer shall have the right to approve the form and substance of such Section 754 elections.

         5. MetLife does hereby, on its own behalf and on behalf of its successors, assigns, personal representatives and heirs (the "Releasors"), forever release, acquit, exonerate and discharge Gateway 44 Partnership and DPA Gateway and all of their respective past, present and future officers, directors, partners, subsidiaries, affiliates, agents, attorneys, servants and employees and their personal representatives, heirs, successors and assigns (the "Releasees") from all actions, causes of action, suits, proceedings, debts, sums of money, accounts, reckonings, contracts, agreements, promises, covenants, damages, controversies, demands, judgments, decrees, claims for damages, compensation, reasonable attorneys fees and costs and expenses of suit, and any and all claims, demands or liabilities whatsoever of every nature, in law, equity or otherwise (collectively, "Claims"), which the Releasors ever had, now have or could ever have against Gateway 44 Partnership and/or DPA/Gateway Limited Partnership (the "Partnerships"). The foregoing release shall not apply to Claims which the Releasors may have had, now have, or could (in the future) have, against MOR, Assignor, Gateway, COP LP or other future partners of the Partnership (the "Partners"), notwithstanding the fact that the Partners may be past, present or future partners of the Partnership, it being MetLife's intention that the Partners shall not suffer liability, as partners of the Partnerships, for Claims asserted by MetLife against the Partnerships, but that MetLife shall reserve the right to assert, prosecute and collect upon any Claims it may have directly against the Partners. The provisions of this Section 5 shall survive the closing under the Agreement.

         6. Assignor, Gateway and COP LP hereby acknowledge and agree that MetLife shall assign the MetLife Partnership Interest to COP LP, and shall assign the MetLife DPA Interest to Gateway.

         7. Except as modified herein, the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.

         METLIFE:        METROPOLITAN LIFE INSURANCE
                         COMPANY, a New York corporation,
                         successor by merger to New England
                         Mutual Life Insurance Company, for
                         and on behalf of its Developmental
                         Properties Account

                         By:      AEW Real Estate Advisors, Inc., a
                                  Massachusetts corporation, its investment
                                  manager, hereunto duly authorized


                                  By:    /s/ J. Christopher Meyer
                                         --------------------------------------
                                         Name: J. CHRISTOPHER MEYER
                                         Title: Vice President

         DPA GATEWAY:    DPA/GATEWAY LIMITED PARTNERSHIP

                         By: Metropolitan Life Insurance Company, a New York corporation, successor by merger to New England
                                  Mutual Life Insurance
                                  Company, for and on behalf
                                  of its Developmental
                                  Properties Account, its
                                  General Partner

                                  By:    AEW Real Estate Advisors, Inc., a
                                         Massachusetts corporation, its
                                         investment manager, hereunto duly
                                         authorized


                                  By:    /s/ J. Christopher Meyer
                                         --------------------------------------
                                         Name: J. CHRISTOPHER MEYER
                                         Title: Vice President

         ASSIGNOR:       CORPORATE ACQUISITIONS, INC.,
                         a Delaware corporation


                                  By:    /s/ John Harris Gurley
                                         --------------------------------------
                                         Name:  JOHN HARRIS GURLEY
                                         Title: Vice President

                                     3

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         GATEWAY:        COPT GATEWAY, LLC

                                  By:    /s/ Roger A Waesche  Jr.
                                         --------------------------------------
                                         Name:  Roger A Waesche  Jr.
                                         Title: Sr. Vice President

         COP LP:         CORPORATE OFFICE PROPERTIES, L.P.

                         By: Corporate Office Properties Trust, its general partner


                                  By:    /s/ Roger A Waesche  Jr.
                                         --------------------------------------
                                         Name:  Roger A Waesche  Jr.
                                         Title: Sr. Vice President


                                      4

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                                   EXHIBIT A


That real property located in Howard County, Maryland, and described as follows:

         BEING KNOWN AND DESIGNATED as PARCEL A-1, as shown on a plat entitled, "Columbia Gateway, Parcels A-1 and C-1, a resubdivision of Parcels A and C, " which plat is recorded among the Land Records of Howard County on August 5, 1998 in Plat Book No. 7995, containing 15.262 acres of land, more or less.


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